                                                                    EXHIBIT 25.1

                                    FORM T-1
                 ==============================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               __________________

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               __________________

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______
                               __________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


               New York                        13-3818954
    (Jurisdiction of incorporation          (I.R.S. employer
     if not a U.S. national bank)          identification No.)


         114 West 47th Street                  10036-1532
             New York, NY                      (Zip Code)
         (Address of principal
          executive offices)
                               __________________


                         GLOBAL CROSSING HOLDINGS LTD.
              (Exact name of obligor as specified in its charter)

              Bermuda                          98-0186828
  (State or other jurisdiction of           (I.R.S. employer
   incorporation or organization)          identification No.)


            Wessex House
           45 Reid Street
        Hamilton 11M12, Bermuda                  HM12
(Address of principal executive offices)      (Zip Code)
                               __________________
                          8.70% Senior Notes due 2007
                       (Title of the indenture securities)
                 ==============================================

                                     GENERAL


1.  General Information
    -------------------

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

        Federal Reserve Bank of New York (2nd District), New York, New York
            (Board of Governors of the Federal Reserve System)
        Federal Deposit Insurance Corporation, Washington, D.C.
        New York State Banking Department, Albany, New York

    (b) Whether it is authorized to exercise corporate trust powers.

        The trustee is authorized to exercise corporate trust powers.

2.  Affiliations with the Obligor
    -----------------------------

    If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

        Global Crossing Holdings Ltd. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16. List of Exhibits
    ----------------

    T-1.1  --  Organization Certificate, as amended, issued by the State of New
               York Banking Department to transact business as a Trust company, is incorporated by reference to Exhibit T-1.1 to Form T- 1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).


    T-1.2  --  Included in Exhibit T-1.1.

    T-1.3  --  Included in Exhibit T-1.1.

16.  List of Exhibits
     ----------------
     (cont'd)

     T-1.4  --  The By-Laws of United States Trust Company of New York, as
                amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.6  --  The consent of the trustee required by Section 321(b) of the
                Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7  --  A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


NOTE
====

As of April 16, 2001, the trustee had 2,999,029 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th day of April, 2001.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By:   /s/ John M. Guiliano
     ------------------------------
     John M. Guiliano
     Vice President

                                                                   Exhibit T-1.6
                                                                   -------------

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

March 10, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK



By: /s/Gerard F. Ganey
    ------------------
    Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 2000
                               ------------------
                                ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                     $  119,590
Short-Term Investments                          65,126

Securities, Available for Sale                 561,915

Loans                                        2,780,062
Less:  Allowance for Credit Losses              17,793
                                            ----------
     Net Loans                               2,762,269
Premises and Equipment                          64,452
Other Assets                                   262,004
                                            ----------
     Total Assets                           $3,835,356
                                            ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                   $  763,271
     Interest Bearing                        2,060,401
                                            ----------
         Total Deposits                      2,823,672

Short-Term Credit Facilities                   516,480
Accounts Payable and Accrued Liabilities       192,956
                                            ----------
     Total Liabilities                      $3,533,108
                                            ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                    14,995
Capital Surplus                                126,551
Retained Earnings                              162,347
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)          (1,645)
                                            ----------

Total Stockholder's Equity                     302,248
                                            ----------
    Total Liabilities and
     Stockholder's Equity                   $3,835,356
                                            ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

December 22, 2000